Exhibit 99.2

Level 3 Announces Pricing of Private Offering of Senior Notes

BROOMFIELD, Colo., July 29, 2014 — Level 3 Communications, Inc. (NYSE: LVLT) today announced that Level 3 Escrow II, Inc., its indirect, wholly owned subsidiary, has agreed to sell $1 billion aggregate principal amount of its 5.375% Senior Notes due 2022 in a private offering to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act of 1933, as amended, and non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933. The new 5.375% Senior Notes due 2022 were priced to investors at 100% of their principal amount and will mature on August 15, 2022.

The gross proceeds from the offering of the notes will be deposited into a segregated escrow account until the date on which certain escrow conditions, including, but not limited to, the substantially concurrent consummation of the acquisition by Level 3 of tw telecom inc. and the assumption of the notes by Level 3 Financing, Inc., a wholly owned subsidiary of Level 3 and the direct parent company of Level 3 Escrow, are satisfied. If the escrow conditions are not satisfied on or before June 15, 2015 (or any earlier date on which Level 3 determines that any of such escrow conditions cannot be satisfied), Level 3 Escrow will be required to redeem the notes.

Following the release of the escrowed funds in connection with the assumption of the notes by Level 3 Financing, the net proceeds from the offering of the notes will be used to finance the cash portion of the merger consideration payable to tw telecom inc. stockholders and to refinance certain existing indebtedness of tw telecom inc., including fees and premiums, in connection with the closing of Level 3’s proposed acquisition of tw telecom inc. The gross proceeds from the offering will reduce the outstanding bridge commitment Level 3 has in place with certain financial institutions in connection with financing the cash portion of the merger consideration and refinancing certain tw telecom inc. indebtedness.

The offering is expected to be completed on August 12, 2014, subject to the satisfaction or waiver of customary closing conditions.

The notes will not be registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a Fortune 500 company that provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-

based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 500 markets in over 60 countries across a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities.

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3) and the Level 3 Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and/or other countries. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statement

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: successfully integrate the tw telecom acquisition or otherwise realize the anticipated benefits thereof; manage risks associated with continued uncertainty in the global economy; maintain and increase traffic on its network; develop and maintain effective business support systems; manage system and network failures or disruptions; avert the breach of its network and computer system security measures; develop new services that meet customer demands and generate acceptable margins; defend intellectual property and proprietary rights; manage the future expansion or adaptation of its network to remain competitive; manage continued or accelerated decreases in market pricing for communications services; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; attract and retain qualified management and other personnel; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

Media:	Investors:
Ashley Pritchard	Mark Stoutenberg
+ 1 720-888-5959	+1 720-888-2518
ashley.pritchard@level3.com	mark.stoutenberg@level3.com